Exhibit 10.8

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this "Second Amendment") is made as of the November 2, 2020, by and between the University of Pittsburgh of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“University") and iBio. Inc., ("Licensee").

WHEREAS, University and Licensee have previously entered into an Exclusive License Agreement with effective date of January 14, 2014 as previously amended by the parties on August 11, 2016; and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendments to Agreement. Section 3.2 (b)-(f) of the Agreement is hereby deleted and replaced in its entirety with the following:

"(b)             File an Investigational New Drug application (IND) covering the Licensed Technology with the FDA or Foreign equivalent by December 31, 2021;

(c)               Enrollment of first patient in a Phase I clinical trial or foreign equivalent covering the Licensed Technology by March 31, 2022;

(d)               Enrollment of first patient in a Phase Il clinical trial or foreign equivalent covering the Licensed Technology by June 30, 2023;

(e)              Enrollment of first patient in a Phase Ill clinical trial or foreign equivalent covering the Licensed Technology by June 30, 2026; and

(f)              Filing of the first BLA or foreign equivalent covering the Licensed Technology by December 31, 2029"

2.	Miscellaneous.

(a)               Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of the First Amendment, the terms of this First Amendment shall prevail in effect.

(b)               The parties acknowledge that this First Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and hereto have executed this First Amendment as of the date first written above.

UNIVERSITY OF PITTSBURGH OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:	/s/ Evan Facher
Name:	Evan Facher, Ph.D.
Title:	Director, Innovation Institute Vice Chancellor for Innovation and Entrepreneurship

LICENSEE: IBIO, INC.

By:	/s/ Robert L. Erwin
Name: Robert L. Erwin
Title: President